UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 21, 2005

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ  08540

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 21, 2005, the Registrant entered into an employment arrangement with Gordon J. Brown, pursuant to which Mr. Brown will, effective January 1, 2006, serve as the Registrant’s senior vice president of global laboratory operations.

Pursuant to the employment arrangement, Mr. Brown will receive an initial annual base salary of $215,000, and will have a bonus target each year of 30% of his base salary based on performance measures.  In addition, the Registrant will contribute 5% of Mr. Brown’s annual base salary each year to an executive deferred compensation plan.

Mr. Brown’s employment will be on at will basis, but upon the occurrence of certain events, including, termination without cause, a constructive dismissal and termination as a result of a change of control, he will be entitled to severance payments equal to 12 months salary plus a prorated portion of his annual bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: December 28, 2005

By:_/s/___________________________

Name: Paul J. Kelly

Title: President and CEO

Endnotes

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